UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-1932921
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

12010 Sunset Hills Road

Reston, Virginia, 20190

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

Science Applications International Corporation (the “Company”) is filing this Form 8-A in connection with the transfer of the listing of its common stock, par value $0.0001 per share (the “Common Stock”), from the New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Company expects the listing and trading of its Common Stock on the NYSE to cease on the close of trading on March 4, 2024, and that listing will be effective and trading of its Common Stock will begin on Nasdaq at market open on March 5, 2024.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company included in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2023, filed with the Securities and Exchange Commission on April 3, 2023, is incorporated herein by reference, except that any reference to the NYSE included therein is hereby amended to refer to Nasdaq.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are listed on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Dated: March 4, 2024	By:	/s/ Prabu Natarajan
Prabu Natarajan
Executive Vice President and Chief Financial Officer Secretary